Exhibit 99.1
Martha Stewart Living Omnimedia Reports First Quarter 2011 Results
Merchandising Revenue Up On Strong Sales from Leading Partnerships; Publishing Revenue Up 11%
NEW YORK April 27, 2011 /PRNewswire/ — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the first quarter ended March 31, 2011. The Company reported revenue for the first quarter of $52.7 million.
Charles Koppelman, Executive Chairman and Principal Executive Officer, said: “We believe the transformation of the Company is beginning to take hold as we seek to broaden our portfolio of engaging content and quality products. In the first quarter, our Merchandising segment delivered strong sales growth from our partnerships at The Home Depot and Macy’s. Higher Publishing revenues included strong double-digit growth in digital advertising, while our Broadcasting team is continuing to build an attractive block of programming on Hallmark Channel. We feel we’re positioned to deliver profitable growth as we execute on our business plan in 2011 and beyond.”
Robin Marino, President and Chief Executive Officer of Merchandising, stated: “Merchandising continued to build on our success in 2010, with revenue up 4% on an absolute basis and up 34% when excluding Kmart and a one-time payment in the prior-year quarter. The quarter marks the first anniversary of our launch at The Home Depot and the partnership is thriving. Our Martha Stewart Collection at Macy’s also had an excellent quarter, with strong sales in key categories, and our Martha Stewart Crafts and Martha Stewart Pets lines continued to perform. Looking ahead, we see our Merchandising business poised for continued momentum throughout 2011.”
First Quarter 2011 Summary
Revenues were $52.7 million in the first quarter of 2011, compared to $53.2 million in the first quarter of 2010. The first quarter of 2010 included the recognition of an approximately $5.0 million exclusive license fee from Hallmark Channel, $1.2 million in revenue from the Kmart relationship that concluded in that quarter, and a $1.0 million one-time payment from a Merchandising partner.
Adjusted EBITDA for the first quarter of 2011 was a loss of $(4.3) million, compared to a loss of $(0.5) million in the prior year period. The first quarter of 2010 included the non-recurring contributions described above.
Operating loss for the first quarter of 2011 was $(6.8) million, compared to $(3.4) million for the first quarter of 2010.
Net loss per share was $(0.13) for the first quarter of 2011, compared to $(0.07) for the first quarter of 2010.
First Quarter 2011 Results by Segment

	Three Months Ended, March 31
	(unaudited, in thousands)
	2011	2010
REVENUES
Publishing	$34,676	$31,336
Broadcasting	7,769	12,091
Merchandising	10,230	9,809

Total Revenues	$52,675	$53,236

ADJUSTED EBITDA
Publishing	$(1,492)	$(1,894)
Broadcasting	(1,670)	3,413
Merchandising	5,525	5,709

	Three Months Ended, March 31
	(unaudited, in thousands)
	2011	2010
Corporate	(6,700)	(7,688)

Total Adjusted EBITDA	$(4,337)	$(460)

OPERATING (LOSS)/INCOME
Publishing	$(1,850)	$(2,563)
Broadcasting	(1,812)	3,178
Merchandising	5,235	5,324
Corporate	(8,349)	(9,308)

Total Operating Loss	$(6,776)	$(3,369)

Publishing
As previously announced, and in connection with fourth quarter 2010 organizational and managerial reporting structure changes, results from our former Internet segment are now included in our Publishing segment for all periods presented.
Revenues in the first quarter of 2011 were $34.7 million, up 11% from $31.3 million in the prior year’s first quarter. The increase is due to year-over-year gains in print and digital advertising revenue, as well as an 11% increase in circulation revenue over the prior year’s quarter.
Adjusted EBITDA was a loss of $(1.5) million in the first quarter of 2011, compared to a loss of $(1.9) million in the prior year’s quarter.
Operating loss was $(1.9) million for the first quarter of 2011, compared to $(2.6) million in the first quarter of 2010.
Highlights
•	Print advertising revenue was up 2% and digital advertising revenue was up 55% in the first quarter of 2011 versus the prior year quarter.

•	According to ComScore unified data, unique visitors across MSLO’s websites increased 42% and page views were up 29% over the prior year’s period.

•	Martha Stewart’s New Pies and Tarts launched on March 22 and quickly became a bestseller.

•	Both Martha Stewart Living and Everyday Food magazine apps for the iPad launched in the quarter; both titles are now available in print and digitized formats each month.

•	“Egg Dyeing 101 from Martha Stewart Living,” a new egg-decorating app for the iPhone and iPod Touch, has been a top-seller in the lifestyle category for paid apps on the App Store since launching in late March.
Broadcasting
Revenues in the first quarter of 2011 were $7.8 million, compared to $12.1 million in the first quarter of 2010. First quarter 2010 revenues include the recognition of an approximately $5.0 million exclusive license fee from Hallmark Channel.
Adjusted EBITDA was a loss of $(1.7) million for the first quarter of 2011, compared to Adjusted EBITDA of $3.4 million in the prior year’s first quarter.
Operating loss was $(1.8) million for the first quarter of 2011 compared to operating income of $3.2 million in the first quarter of 2010.
Highlights
•	Martha Stewart’s Eggcellent Easter special premiered in primetime on Hallmark Channel on April 17.

•	Hallmark Channel announced its fourth quarter lineup, which will include the season seven premiere of The Martha Stewart Show, Mad Hungry with Lucinda Scala Quinn, and the debut of Emeril’s Table, a new daily cooking show featuring Chef Emeril Lagasse; Petkeeping with Marc Morrone was also renewed with new episodes expected to air beginning in January 2012.

Merchandising
Revenues were $10.2 million for the first quarter of 2011, an increase from $9.8 million in the prior year’s first quarter. The first quarter of 2010 included revenue from Kmart, as well a $1.0 million one-time payment from a Merchandising partner. Excluding these items, revenue increased 34% year-over-year in the first quarter.
Adjusted EBITDA was $5.5 million for the first quarter of 2011, compared to $5.7 million in the prior year’s first quarter.
Operating income was $5.2 million for the first quarter of 2011, compared to $5.3 million in the first quarter of 2010.
Highlights
•	The Martha Stewart Living line at The Home Depot continued its strong performance with solid contributions from outdoor furniture, wall-to-wall carpet, home decor and kitchen cabinetry.

•	The Martha Stewart Collection at Macy’s had continued year-over-year sales growth in the quarter, driven by strength in soft home textiles, and high double-digit growth in online sales.

•	Martha Stewart Crafts benefited from steady domestic distribution and increased international shipments in the quarter. Martha’s successful appearance on HSN on March 31 also contributed to the quarter.

•	Emeril’s cookware line with All-Clad performed well in the quarter, driven by increased shipments to key retailers and multiple appearances on HSN.
Corporate
Adjusted EBITDA was a loss of $(6.7) million in the first quarter of 2011 compared to a loss of $(7.7) million in the prior year’s quarter. Total Corporate expenses were $(8.3) million in the first quarter of 2011 compared to $(9.3) million in the prior year’s quarter. The decrease is largely due to lower facility-related expenses.
The Company will host a conference call with analysts and investors on April 27th at 11:00 a.m. EDT that will be broadcast live over the Internet at www.marthastewart.com/ir, and an archived version will be available through May 11, 2011.
Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses consolidated net income/(loss) before interest income or expense, taxes, depreciation and amortization, impairment, non-cash equity compensation expense and other expense (including loss on equity securities) (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the appropriate period, and (v) other income/(expense) which may include non-operational items.
Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with which we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into the following business segments: Publishing, Broadcasting, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.
Forward-Looking Statements
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, potential opportunities, expected product line expansions and additions, future acceptability of our content and our businesses, anticipated growth, and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “position,” “expects,” “intends,” “plans,” “thinks,” “believes,” “estimates,” “potential,” “seem,” “counting” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; the failure of national and/or local economies to continue to improve or renewed deterioration of such economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a renewed softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns to which our offerings are unable to respond; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; the inability to add to our partnerships or capitalize on existing partnerships; and changes in government regulations affecting the Company’s industries.
Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov/. The Company is under no obligation to update any forward-looking statements after the date of this release.

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended March 31,
(unaudited, in thousands, except per share amounts)

	2011	2010
REVENUES

Publishing	$34,676	$31,336
Broadcasting	7,769	12,091
Merchandising	10,230	9,809

Total revenues	52,675	53,236

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	31,208	27,529
Selling and promotion	14,291	14,607
General and administrative	12,956	13,347
Depreciation and amortization	996	1,122

Total operating costs and expenses	59,451	56,605

OPERATING LOSS	(6,776)	(3,369)

OTHER INCOME/(EXPENSE)
Interest expense, net	(113)	(81)
Income on equity securities	219	—

Total other income/(expense)	106	(81)

LOSS BEFORE INCOME TAXES	(6,670)	(3,450)

Income tax provision	(407)	(415)

NET LOSS	$(7,077)	$(3,865)

LOSS PER SHARE — BASIC AND DILUTED
Net loss	$(0.13)	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	54,675	54,327

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31,
	2011	December 31,
	(unaudited)	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$22,874	$23,204
Short-term investments	10,035	10,091

Accounts receivable, net	48,462	59,250
Inventory	5,894	5,309
Deferred television production costs	2,454	2,413
Other current assets	4,548	4,772

Total current assets	94,267	105,039

PROPERTY, PLANT AND EQUIPMENT, net	14,771	14,507
GOODWILL, net	45,107	45,107
OTHER INTANGIBLE ASSETS, net	46,544	46,547
OTHER NONCURRENT ASSETS, net	10,477	11,114

Total assets	$211,166	$222,314

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$25,360	$30,062
Accrued payroll and related costs	6,604	6,541
Current portion of deferred subscription income	18,624	18,734
Current portion of other deferred revenue	5,004	4,732
Current portion loan payable	1,500	1,500

Total current liabilities	57,092	61,569

DEFERRED SUBSCRIPTION INCOME	4,613	4,529
OTHER DEFERRED REVENUE	1,280	1,413
LOAN PAYABLE	6,000	7,500
DEFERRED INCOME TAX LIABILITY	4,864	4,527
OTHER NONCURRENT LIABILITIES	3,896	3,743

Total liabilities	77,745	83,281

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000,000 shares authorized:
29,014,235 and 28,753,212 shares outstanding in 2011 and 2010, respectively	290	288
Class B common stock, $0.01 par value, 150,000,000 shares authorized:
26,067,961 and 26,317,960 shares outstanding in 2011 and 2010, respectively	261	263
Capital in excess of par value	297,001	295,576
Accumulated deficit	(163,278)	(156,201)
Accumulated other comprehensive loss	(78)	(118)

	134,196	139,808

Less class A treasury stock — 59,400 shares at cost	(775)	(775)

Total shareholders’ equity	133,421	139,033

Total liabilities and shareholders’ equity	$211,166	$222,314

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended March 31,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of net loss, a GAAP measure, and adjusted EBITDA, a non-GAAP measure.
In order to reconcile adjusted EBITDA to net loss, non-cash equity compensation, depreciation and amortization, other income/(expense) and income taxes are added back.

	2011	2010
ADJUSTED EBITDA
Publishing	$(1,492)	$(1,894)
Broadcasting	(1,670)	3,413
Merchandising	5,525	5,709
Corporate	(6,700)	(7,688)
Adjusted EBITDA	(4,337)	(460)

NON-CASH EQUITY COMPENSATION
Publishing	139	234
Broadcasting	24	170
Merchandising	282	373
Corporate	998	1,010
Total Non-Cash Equity Compensation	1,443	1,787

DEPRECIATION AND AMORTIZATION
Publishing	219	435
Broadcasting	118	65
Merchandising	8	12
Corporate	651	610

Total Depreciation and Amortization	996	1,122

OPERATING (LOSS) / INCOME
Publishing	(1,850)	(2,563)
Broadcasting	(1,812)	3,178
Merchandising	5,235	5,324
Corporate	(8,349)	(9,308)

Total Operating Loss	(6,776)	(3,369)

OTHER INCOME / (EXPENSE)
Interest expense, net	(113)	(81)
Income on equity securities	219	—
Total other income/(expense)	106	(81)

LOSS BEFORE INCOME TAXES	(6,670)	(3,450)

Income tax provision	(407)	(415)

NET LOSS	$(7,077)	$(3,865)

CONTACT: Katherine Nash, Corporate Communications and Investor Relations, Martha Stewart Living Omnimedia, Inc., +1-212-827-8722, knash@marthastewart.com